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                                                                 EXHIBIT 10.13

                                  AQUILA, INC.
                    2001 OMNIBUS INCENTIVE COMPENSATION PLAN

Article 1. PURPOSE OF THE PLAN

     The purpose of the Aquila, Inc. 2001 Omnibus Incentive Compensation Plan is to promote the interests of the Corporation and its stockholders by strengthening the Corporation's ability to attract, motivate and retain employees, consultants, advisors and directors of the Corporation upon whose judgment, initiative and efforts the financial success and growth of the business of the Corporation largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Corporation.

Article 2. DEFINITIONS

     Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

          (A) "Affiliate" means an entity that is wholly owned, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term "Affiliate" shall not include any entity that does not qualify within the meaning of
     Section 424(f) of the Code as a "subsidiary corporation" with respect to the Corporation.

          (B) "Award" means any of the following awards granted under the Plan: an Option, Restricted Stock, Stock Appreciation Right, Performance Award or Director Share Payment.

          (C) "Award Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

          (D)  "Board" means the Board of Directors of the Corporation.

          (E) "Change in Control" shall have the meaning specified in Article 12 hereof.

          (F) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall include that section and any comparable section or sections of any future legislation that amends, supplements or supercedes said section.

          (G) "Committee" means the Compensation Committee of the Board, or such other committee or subcommittee of the Board appointed by the Board to administer the Plan from time to time.

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          (H)  "Common Stock" means the class A common stock of the Corporation.

          (I)  "Corporation" means Aquila, Inc., a Delaware corporation.

          (J) "Date of Grant" means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify that the Award becomes effective.

          (K) "Director Share Payment" means an Award of Common Stock granted under Article 11 to a person serving as an Independent Director.

          (L) "Effective Date" means the Effective Date of this Plan, as defined in Section 15.1 hereof.

          (M) "Eligible Person" means any person who is employed as an employee, consultant or advisor of the Corporation or any Affiliate or an Independent Director; provided, however, that with respect to Incentive Stock Options, "Eligible Person" means any person who is considered an employee of the Corporation or any Affiliate for purposes of Treasury Regulation Section 1.421-7(h).

          (N) "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act herein shall include that section and any comparable section or sections of any future legislation that amends, supplements or supercedes said section

          (O) "Fair Market Value" means, with respect to a share of Common Stock as of a given date, the closing sales price of the Common Stock on the New York Stock Exchange - Composite Transactions reporting system (or other national securities exchange with respect to respect such Common Stock is listed) on the trading day immediately preceding the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange (or other national securities exchange) on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

          (P) "Independent Director" means a member of the Board who is not an employee of the Corporation or any Affiliate.

          (Q) "Incentive Stock Option" means an option to purchase Common Stock that is intended to qualify as an incentive stock option under Section 422 of the Code and the Treasury Regulations thereunder.

          (R) "Nonqualified Stock Option" means an option to purchase Common Stock that is not an Incentive Stock Option.

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          (S)  "Option" means an Incentive Stock Option or a Nonqualified Stock
     Option granted under Section 6 hereof.

          (T) "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

          (U) "Plan" means the Aquila, Inc. 2001 Omnibus Incentive Compensation Plan as set forth herein, as it may be amended from time to time.

          (V) "Performance Award" means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a "Share-Based Performance Award") or other specified dollar unit (a "Unit-Based Performance Award"), or any other measurable business criteria specified by Committee in its discretion (a "Cash-Based Performance Award"), at the end of a performance period if certain conditions established by the Committee are satisfied.

          (W) "Restricted Stock" means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are subject to such restrictions on transfer and other incidents of ownership as the Committee shall specify.

          (X) "Section 162(m) Participant" means any Participant who, in the sole judgment of the Committee, could be treated as a "covered employee" under Section 162(m) of the Code at the time income may be recognized by such Participant in connection with an Award that is intended to qualify for exemption under said Section.

          (Y) "Stock Appreciation Right" or "SAR" means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

          (Z)  "UCU" means UtiliCorp United Inc., a Delaware corporation.

Article 3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     3.1. NUMBER OF SHARES. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 16,500,000 shares of Common Stock. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock. If any share of Common Stock that is the subject of an Award is not issued and ceases to be issuable for any reason, or is forfeited, cancelled or returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of Common Stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to Award under the Plan pursuant to such limitations.

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     3.2. ADJUSTMENTS. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 3.1 hereof, (ii) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.1 and 9.1 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m) of the Code), or (vi) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

Article 4. ADMINISTRATION OF THE PLAN

     4.1. COMMITTEE MEMBERS. Except as provided in Sections 4.4 and 4.5 hereof, the Plan will be administered by the Committee which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16b-3 promulgated under the Exchange Act and/or the requirements for an "outside director" under Section 162(m) of the Code. The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

     4.2. DISCRETIONARY AUTHORITY. The Committee shall have the exclusive discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

     4.3. CHANGES TO AWARDS. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the cancelled Awards or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that the Committee shall not have the authority to reduce the exercise or base price of an Award by amendment or cancellation and substitution of an existing Award without the approval of the

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Corporation's stockholders. The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

     4.4. DELEGATION OF AUTHORITY. The Committee shall have the right, from time to time, to delegate to one or more officers of the Corporation the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any Section 162 (m) Participant.

     4.5. AWARDS TO INDEPENDENT DIRECTORS. An Award to an Independent Director under the Plan shall be approved by the Board. With respect to Awards to Independent Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

Article 5. ELIGIBILITY AND AWARDS

     All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. Subject to the express limitations of the Plan, the Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares or units subject to the Awards that are granted under the Plan, whether or not any such Awards are intended to qualify for exemption under Section 162(m) of the Code, and any and all such other terms and conditions the Committee deems appropriate. Each Award will be evidenced by an Award Agreement as described in Section 13 hereof between the Corporation and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.

Article 6. STOCK OPTIONS

     6.1. GRANT OF OPTION. An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only "employees" within the meaning of Treasury Regulation Section 1.421-7(h) shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to an Eligible Person during any one calendar year shall be limited to 500,000 shares (subject to adjustment as provided in Section 3.2 hereof).

     6.2. EXERCISE PRICE. The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

     6.3. VESTING; TERM OF OPTION. The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or

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portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. An Option may become vested and exercisable upon a Participant's retirement, death, disability, Change in Control or other event, to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant's employment or other service with the Corporation or any Affiliate.

     6.4. OPTION EXERCISE; WITHHOLDING. Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by written notice to the Corporation together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made in the discretion of the Committee, either (i) in cash or by cash equivalent, (ii) in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price, (iv) by a combination of the methods described above, or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee.

     6.5. LIMITED TRANSFERABILITY. Solely to the extent permitted by the Committee and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant's immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant's immediate family, and/or to such other persons or entities as may be approved by the Committee in advance, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes, or for gratuitous or donative purposes without consideration (other than nominal consideration) being received therefor, or pursuant to a domestic relations order. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

     6.6. ADDITIONAL RULES FOR INCENTIVE STOCK OPTIONS.

          (a) ANNUAL LIMITS. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first

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     time in any calendar year under the Plan, and any other stock option plans of the Corporation, any Affiliate or any parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.

          (b) TERMINATION OF EMPLOYMENT. An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than three months following termination of employment of the Participant with the Corporation and all Affiliates, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of Section 422 of the Code and Treasury Regulations thereunder.

          (c) OTHER TERMS AND CONDITIONS; NONTRANSFERABILITY. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under
     Section 422 of the Code. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

          (d) DISQUALIFYING DISPOSITIONS. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

Article 7. STOCK APPRECIATION RIGHTS

     7.1. GRANT OF SARS. An SAR granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Stock that may be subject to SARs granted to an Eligible Person during any one calendar year shall be limited to 500,000 shares (subject to adjustment as provided in Section 3.2 hereof).

     7.2. TANDEM SARS. An SAR may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in

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connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

     7.3. FREESTANDING SARS. An SAR may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after ten years from the Date of Grant. The base price of an SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

     7.4. PAYMENT OF SARS. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

     7.5. DIVIDEND EQUIVALENTS. Except as otherwise determined by the Committee and as set forth in the applicable Award Agreement, a holder of an SAR shall not have the right to receive any payment determined by reference to dividends or other distributions declared on Common Stock from time to time during the term an SAR is outstanding.

Article 8. RESTRICTED STOCK

     8.1. GRANTS OF RESTRICTED STOCK. An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price. The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to an Eligible Person during any one calendar year shall be limited to 500,000 shares (subject to adjustment as provided in Section
3.2 hereof).

     8.2. VESTING REQUIREMENTS. The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Corporation or its Affiliates for a specified time period or periods. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Award of

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Restricted Stock that is intended to qualify for exemption under Section 162(m)
of the Code, the terms of such Award shall comply with the requirements described in Sections 10.1 and 10.2.

     8.3. LIMITED TRANSFERABILITY. Solely to the extent permitted by the Committee and subject to such terms and conditions as the Committee shall specify, Restricted Stock may be transferred to members of the Participant's immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant's immediate family, and/or to such other persons or entities as may be approved by the Committee in advance, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes, or for gratuitous or donative purposes without consideration (other than nominal consideration) being received therefor, or pursuant to a domestic relations order. Except to the extent permitted by the Committee in accordance with the foregoing, Restricted Stock shall not otherwise be transferable, assigned or subject to encumbrance, pledge or charge until all restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

     8.4. RIGHTS AS STOCKHOLDER. Subject to the provisions of this Article 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement.

     8.5. SECTION 83(b) ELECTION. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under
Section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Corporation.

Article 9. PERFORMANCE AWARDS

     9.1. GRANT OF PERFORMANCE AWARDS. A Share-Based Performance Award, Unit-Based Performance Award, and/or Cash-Based Performance Award may be granted to any Eligible Person selected by the Committee; subject to the following:

          (i) Each such Performance Award shall be assessed an initial value at the Date of Grant as determined by the Committee in its discretion;

          (ii) The maximum number of Common Stock units that may be subject to a Share-Based Performance Award granted to an Eligible Person during any one calendar year shall be 500,000 share units (subject to adjustment as provided in Section 3.2 hereof);

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               (iii) The maximum dollar amount that may be payable to an
                    Eligible Person during any one calendar year under a Unit-Based Performance Award shall be $2,500,000; and

               (iv) The maximum dollar amount that may be payable to an Eligible
                    Person during any one calendar year under a Cash-Based Performance Award shall be $2,500,000.

     9.2. PERFORMANCE OBJECTIVES. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of a Performance Award that is intended to qualify for exemption under Section 162(m) of the Code, the terms of such Award shall comply with the requirements described in Sections 10.1 and 10.2. In the case of Performance Award that is not intended to qualify for exemption under
Section 162(m) of the Code, the Committee shall designate performance criteria from among such business criteria as it shall determine in its sole discretion. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award granted to a Section 162(m) Participant that is intended to qualify for exemption under Section 162(m) of the Code.

     9.3. PAYMENT OF PERFORMANCE AWARDS. At the end of the performance period, the Committee, in its sole discretion, shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any. In making such determination, the Committee may reduce the amount of any Performance Award to reflect the Committee's assessment of the Participant's individual performance, to reflect the failure of the Participant to remain employed by the Corporation or its Affiliates throughout the applicable performance period, or for any other reason. The payment of a Performance Award shall be made in the discretion of the Committee in cash, shares of Common Stock (valued at their Fair Market Value at the time of payment), or a combination of cash and shares of Common Stock, and shall be generally paid as soon as practicable following the end of the applicable performance period.

     9.4. DIVIDENDS; VOTING RIGHTS. Except as otherwise determined by the Committee and as set forth in the applicable Award Agreement, a Participant shall not be entitled to receive any dividends or other distributions, or to exercise voting rights, with respect to shares of Common Stock earned, but not yet distributed, in connection with a grant of a Share-Based Performance Award or Unit-Based Performance Award.

Article 10. PERFORMANCE MEASURES

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     10.1. PERFORMANCE CRITERIA. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general performance measure set forth under this Article 10, the performance criteria upon which the payment or vesting of a Performance Award or Restricted Stock Award intended to qualify for exemption under Section 162(m) of the Code may be based shall be limited to the following business measures, which may be applied with respect to the Corporation, any Affiliate or any business unit, and which may be measured on an absolute or relative to peer-group basis: (i) total shareholder return; (ii) stock price increase; (iii) return on equity; (iv) return on capital; (v) return on net assets (vi) earnings per share; (vii) net income; (viii) EBIT (earnings before interest and taxes); (ix) EBITDA (earnings before interest, taxes, depreciation and amortization); (xi) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); (x) gross margin; (xi) gross margin minus expenses; or (xii) gross revenues or sales.

     10.2. SECTION 162(m) REQUIREMENTS. In the case of a Performance Award or Restricted Stock Award granted to a Section 162(m) Participant that is intended to comply with the requirements for exemption under Section 162(m) of the Code, the Committee shall make all determinations necessary to establish such Award within 90 days of the beginning of the performance period (or such other time period required under Section 162(m) of the Code), including, without limitation, the designation of the Section 162(m) Participants to whom such Awards are made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m) of the Code, the terms of a Performance Award or Restricted Stock Award granted to a Section 162(m) Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award.

Article 11. DIRECTOR OPTION PAYMENT

     As of each March 31, June 30, September 30 and December 31 (hereinafter referred to as a "Quarterly Payment Date"), the Corporation, without further action of the Committee, shall issue to each Independent Director a specified number of Nonqualified Stock Options with a value equal to $7,500 for service performed during the preceding calendar quarter. Any fractional share of Common Stock shall be paid or payable to such Independent Director in cash. With respect to the initial calendar year in which this Plan is approved by the Corporation's stockholders or in the event a person is elected or otherwise becomes an Independent Director at any time other than the first day of a calendar quarter, such person shall be entitled to a Director Share Payment beginning with the first full calendar quarter next following the date of such stockholder approval or becoming an Independent Director, as the case may be.

Article 12. CHANGE IN CONTROL

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     12.1 EFFECT OF CHANGE IN CONTROL. The Committee may provide for the effect of a Change in Control on an Award by including any one or more of the following in an Award Agreement: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award; (ii) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee; or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Notwithstanding the foregoing or any provision in an Award Agreement to the contrary, the Committee, to the extent it deems advisable, shall have the right to declare any such Change in Control provision included in an Award Agreement as being inoperable if the Committee is advised by the Corporation's independent auditors that the effect of any such provision precludes the ability of the Corporation to account for an acquisition or merger transaction as a pooling of interests.

12.2 DEFINITION OF CHANGE IN CONTROL.

          (a) Subject to Section 12.2(c) below, a "Change in Control" shall be deemed to have occurred following the Effective Date hereof if:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates, other than in connection with the acquisition by the Corporation or its affiliates of a business) representing 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding securities; or

               (ii) the following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of directors then serving: individuals who, on the Effective Date hereof, constituted the Board of the Corporation and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation (as such terms are used in Rule 14A-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board of the Corporation or nomination of election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the Corporation's directors then still in office who either were directors on the Effective Date of the Plan, or whose appointment, election or nomination for election was previously approved; or

               (iii) the consummation of an agreement in which the Corporation agrees to merge or consolidate with any other entity, OTHER THAN (I) a merger or consolidation which would result in (A) the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, greater than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) individuals described in paragraph (a)(ii) above constitute more than one-half of the members of the board of directors of the surviving entity or ultimate parent thereof; or (II) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates, other than in connection with the acquisition by the Corporation or its affiliates of a business) representing 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the Corporation's then outstanding securities; or

               (iv) the consummation of (I) a plan of complete liquidation or dissolution of the Corporation or (II) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, OTHER THAN a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, greater than 50% of the combined voting power of the voting securities of which is owned by Persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale or disposition; or

               (v) the occurrence of a UCU Change in Control (as defined in Section 12.2(b) below) prior to a distribution of the voting securities of the Corporation to the stockholders of UCU; or

               (vi) the adoption of a resolution by the Board to the effect that any Person has acquired effective control of the business and affairs of the Corporation.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

          (b)  A "UCU Change in Control" shall be deemed to have occurred if:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of UCU (not including in the securities beneficially owned by such Person any securities acquired directly from UCU or its affiliates, other than in connection with the acquisition by UCU or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of UCU or the combined voting power of the Company's then outstanding securities; or

               (ii) the following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of directors then serving: individuals who, on August 4, 1998, constituted the board of directors of UCU and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of UCU (as such terms are used in Rule 14A-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the board of directors of UCU or nomination of election by UCU's stockholders was approved by a vote of at least two-thirds (2/3) of the UCU directors then still in office who either were directors on August 4, 1998, or whose appointment, election or nomination for election was previously approved; or

               (iii) the execution of an agreement in which UCU agrees to merge or consolidate with any other entity, other than (I) a merger or consolidation which would result in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of UCU, greater than 50% of the combined voting power of the voting securities of UCU or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) such of Richard C. Green, Jr. and Robert K. Green continuing as members of the board of directors of the surviving entity or ultimate parent thereof as were members of the board of directors of UCU immediately prior to such transaction, and (C) individuals described in paragraph (b)(ii) above constitute more than one-half of the members of the board of directors of the surviving entity or ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of UCU (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of UCU (not including in the securities beneficially owned by such Person any securities acquired directly from UCU or its affiliates, other than in connection with the acquisition by UCU or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of UCU or the combined voting power of UCU's then outstanding securities; or

               (iv) the stockholders of UCU approve a plan of complete liquidation or dissolution of UCU or an agreement for the sale or disposition by UCU of all or substantially all of UCU's assets, other than a sale or disposition by UCU of all or substantially all of UCU's assets to an entity, greater than 50% of the combined voting power of the voting securities of which is owned by Persons in substantially the same proportions as their ownership of UCU immediately prior to such sale.

          Notwithstanding the foregoing, a "UCU Change in Control" shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of UCU immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of UCU immediately following such transaction or series of transactions.

          (c) Notwithstanding the preceding provisions of this Section 12.2 or any other provision in this Plan to the contrary, a "Change of Control" shall not be deemed to have occurred by reason of a distribution of the voting securities of the Corporation to the stockholders of UCU or by means of a public offering of such securities.

     (ii) For purposes of this Section 12.2, the following definitions shall apply:

               (ii) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

               (ii) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

Article 13. AWARD AGREEMENTS

     13.1 FORM OF AGREEMENT. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award, and any applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards intended to qualify for exemption under
Section 162(m) of the Code shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

     13.2 TERMINATION OF SERVICE. The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or other services to the Corporation and its

Affiliates (or former Affiliates), such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

     13.3 FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Affiliate.

     13.4 CONTRACT RIGHTS; AMENDMENT. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation by its authorized representative and signed by the Participant and returned to the Corporation. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement.

Article 14. GENERAL PROVISIONS

     14.1 NO ASSIGNMENT OR TRANSFER; BENEFICIARIES. Except as provided in Sections 6.5 and 8.3, and subject to Section 6.6(c) in the case of Incentive Stock Options, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified under an Award following the Participant's death.

     14.2 DEFERRALS OF PAYMENT. The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

     14.3 RIGHTS AS STOCKHOLDER. A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 3.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or similar economic benefits.

     14.4 EMPLOYMENT OR SERVICE. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Corporation or any Affiliate.

     14.5 SECURITIES AND OTHER APPLICABLE LAWS. No Awards shall be granted, and no shares of Common Stock will be issued or transferred pursuant to an Award, unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

     14.6 COMPLIANCE WITH SECTION 162(m). At all times when Section 162(m) of the Code is applicable, all Awards granted under this Plan to Eligible Persons who are or could reasonably become Section 162(m) Participants as determined by the Committee shall comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award available for grant under the Plan, then compliance with Section 162(m) of the Code will not be required. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award available under the Plan, the Board or Committee may, subject to any limitations set forth elsewhere in this Plan, make any adjustments it deems appropriate.

     14.7 TAX WITHHOLDING. Each Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

     14.8 UNFUNDED PLAN. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Corporation's creditors to discharge its obligations under the Plan.

     14.9 OTHER COMPENSATION AND BENEFIT PLANS. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Affiliate. The amount of any compensation deemed to be received by Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

     14.10 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the provisions of laws in other countries which the Corporation or its Affiliates operate or have employees, the Board or Committee, in their discretion, shall have the power and authority to (i) determine which individuals employed outside the United States are eligible to participate in the Plan; (ii) modify the terms and conditions of any Award granted to individuals who are employed outside the United States; and
(iii) establish sub-plans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable.

     14.11 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

     14.12 CONSTRUCTION AND INTERPRETATION. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

     14.13 SEVERABILITY. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     14.14 GOVERNING LAW. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Missouri.

Article 15. EFFECTIVE DATE, TERMINATION AND AMENDMENT

     15.1 EFFECTIVE DATE; STOCKHOLDER APPROVAL. The Effective Date of the Plan shall be the date following adoption of the Plan by the Board on which the Plan is approved by the stockholders of the Corporation. At the sole discretion of the Board, in order to comply with the requirements of Section 162(m) of the Code for certain types of Awards under the Plan, the performance criteria set forth in Section 10.1 shall be reapproved by the stockholders of the Corporation no later than the first stockholder meeting that occurs in the fifth calendar year following the calendar year of the initial stockholder approval of such performance criteria.

     15.2 TERMINATION. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Committee may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

     15.3 AMENDMENT. The Committee may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Board and the Corporation's stockholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan or for certain types of Awards under
Section 3.1 hereof, or (iii) allow the grant of Options at an exercise price below Fair Market Value, or allow the repricing of Options without stockholder approval. In addition, the Committee may seek the approval of any amendment or modification by the Corporation's stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) of the Code or Section 422 of the Code, the listing requirements of the New York Stock Exchange (or other national securities exchange) or for any other purpose. No amendment or modification of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.